STATE OF New York

COUNTY Of Monroe

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that I, MICHAEL TSCHIDERER, an Executive Officer of Mpower Holding Corporation, a Delaware Corporation, do constitute and appoint Robert B. Goldberg and Russell I. Zuckerman my true and lawful attorneys in fact, with full power of substitution, to act individually or jointly, for me in any and all capacities, to sign, pursuant to the requirements of Section 16 of the Securities Exchange Act of 1934, as amended, any report on Form 4 or Form 5, respecting the securities of Mpower Holding Corporation and any other governing body as required, together with all exhibits thereto and other documents in connection therewith, and to sign on my behalf and in my stead, in any and all capacities, any amendments to said reports, incorporating such changes as said attorney in fact deems appropriate, hereby ratifying and confirming all that said attorney in fact may do or cause to be done by virtue hereof.

The authority of my attorney in fact shall be effective until I expressly revoke it in writing and file same with the Securities and exchange Commission.

I acknowledge that I have granted this power of attorney solely to make it more convenient for me to comply with my reporting responsibilities under Section 16 of the Exchange Act, that my granting of this power of attorney does not relieve me of any of my responsibilities to prepare and file on a timely basis all reports that I may be required to file under said Section 16, and that neither Mpower Holding Corporation nor my attorney in fact has assumed, or shall be deemed to assume, any of my responsibilities in that regard.

IN WITNESS WHEREOF, I have hereunto set my hand this 27th day of May, 2003.

Signature MICHAEL TSCHIDERER
          MICHAEL TSCHIDERER

ACKNOWLEDGMENT

BEFORE me this 27th day of May, 2003, came MICHAEL TSCHIDERER, personally known to me, who in my presence did sign and seal the above and foregoing Power of Attorney and acknowledged the same as his true act and deed.

Russell I. Zuckerman
NOTARY PUBLIC
State of New York
My Commission Expires January 31, 2006